Investor Presentation First Quarter 2026 Earnings May 6, 2026 , 2 2

2 Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future events or our future results of operations and financial position, including our fiscal year and second quarter 2026 financial outlook, including forecasted fiscal year and second quarter 2026 revenue, net income (loss), and Adjusted EBITDA, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, our growth, our position and potential opportunities, and our objectives for future operations. The words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: our expectations regarding our revenue, expenses, and other operating results; our ability to acquire new customers and successfully retain existing customers; our ability to develop new products and services in a timely manner; our ability to sustain our profitability; our ability to maintain and expand our strategic relationships with third parties; our business plan and our ability to effectively manage our growth; anticipated trends, growth rates, and challenges in our business and in the market segments in which we operate; our ability to effectively integrate and leverage artificial intelligence and machine learning technologies; our ability to attract, integrate, and retain qualified employees, including key members of our management team; uncertainties regarding the impact of geopolitical and macroeconomic conditions, including currency fluctuations, inflation, regulatory changes (including as may be related to immigration, fiscal and tax policy, foreign trade, or foreign investment), or regional and global conflicts or related government sanctions, or legislative or regulatory developments; our ability to maintain the security and availability of our solutions; our ability to maintain our money transmission licenses and other regulatory clearances or obtain new licenses and regulatory clearances; our ability to maintain and expand international operations; our expectations regarding anticipated technology needs and developments and our ability to address those needs and developments with our solutions; and our stock repurchase program, the timing and number of shares of our common stock to be repurchased, and the potential benefits thereof. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results is included in our quarterly report on Form 10-Q for the quarter ended March 31, 2026, to be filed with the SEC, and within our annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC, which are or will be available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this presentation speak only as of the date of this presentation and except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. The guidance in this presentation is only effective as of the date given, May 6, 2026, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance. Distribution of or reference to this deck following May 6, 2026, does not constitute re-affirming guidance by Remitly. Non-GAAP Financial Measure A reconciliation of GAAP to non-GAAP financial measures has been provided in the Appendix included in this presentation. An explanation of these measures is also included in the Appendix within this presentation under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this presentation because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include, but are not limited to, income taxes, stock-based compensation expense, and payroll taxes related to stock-based compensation expense, net, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results. Disclosures May 2026 / © 2026 Remitly Inc.

1Q Strategic Overview Sebastian Gunningham CEO 3 May 2026 / © 2026 Remitly Inc.

1Q 2026 Revenue 1Q 2026 Profitability Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. $453m up 25% YoY $49m Net Income up 332% YoY $102m Adjusted EBITDA up 74% YoY 22% Adjusted EBITDA Margin4 May 2026 / © 2026 Remitly Inc. Strong financial performance

5 Focus on pace of product innovation Key insights from first 90 days Importance of scale, speed and trust Execution rigor AI and Stablecoin are tailwinds May 2026 / © 2026 Remitly Inc.

Opportunities for driving customer value

Growth accelerators →

	Core Senders	$5k+ Senders	Business Senders & Receivers	Local Receivers
Send Remittances				
Borrow Send now, pay later				
Spend Card				
Save Wallet				

Growth accelerators ↓

Expansion Opportunities

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Key customer and product updates

	Core Senders	$5k+ Senders	Business Senders & Receivers	Local Receivers
Send	• **ChatGPT** integration, **WhatsApp** extension • **Global network** expansions • **AI-enabled pricing** automation	• **Send limit** increases • Personalized **onboarding** experience • New customer **targeting**	• Rapid **product iteration** • Expanded **Business Receive** by 5 countries • Launched remittance **request with a link**	• Launched **Receive & Request** in 6 countries • Enabled **wallets** with access to stable currencies

Borrow, Spend & Save

- Expanding benefits with a **send now, pay later** short-term, small dollar **line of credit**, **global Debit Card**, and **benefits** that reward remittance use and timely repayment

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8 AI Benefits Cost Speed Trust Growth & Profitability May 2026 / © 2026 Remitly Inc.

1Q Financial Results Vikas Mehta CFO 9 May 2026 / © 2026 Remitly Inc.

Revenue ProfitabilityScale 1Q — Strong results across the board Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. 9.6m 20% YoY growth in quarterly active customers $22b 37% YoY growth in send volume $453m 25% YoY growth in revenue $102m 74% YoY growth in Adj. EBITDA $49m 332% YoY growth in Net Income 22% Adj. EBITDA Margin 10 May 2026 / © 2026 Remitly Inc.

Quarterly Active Customers (in thousands) Revenue less Transaction Expense (in $ millions) Revenue (in $ millions) Send Volume (in billions)Send Volume (in $ billions) Continued momentum across key drivers of revenue growth YoY % Growth 34% 34% 25% 26% 25%YoY % Growth 41% 40% 35% 35% 37% YoY % Growth 29% 24% 21% 19% 20% YoY % Growth 34% 35% 23% 30% 28%11 May 2026 / © 2026 Remitly Inc.

Growth Accelerators continue to scale

High Value Senders[1]

- Now included as a **Growth Accelerator**
- **73%** YoY volume growth
- **220** basis point increase in volume mix YoY

Remitly Business

- **>20K** active businesses in 1Q
- **30%** QoQ growth in send volume
- RLTE[2] contribution per customer **>2x** Core

Receivers

- Launched Receiver product in 1Q
- Access to ~**30M** individuals and businesses who receive funds from Remitly senders

Borrow, Spend & Save

- **Revenue more than doubled YoY** in 1Q
- Expansion of send now, pay later

1. High Value Senders include individuals sending $5,000 or more per transaction.
2. Revenue and Transaction expenses, the components of Revenue less Transaction Expenses (RLTE), are reported in our Consolidated Statements of Operations. Transaction expenses include fees paid to disbursement partners for paying funds to the recipients, provisions for transaction losses, and fees paid to payment processors for funding transactions, along with chargebacks, fraud prevention, fraud management tools, and compliance tools.

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13 Delivering operating efficiencies across the board 1. Revenue and Transaction expenses, the components of Revenue less Transaction Expenses (RLTE), are reported in our Consolidated Statements of Operations. Transaction expenses include fees paid to disbursement partners for paying funds to the recipients, provisions for transaction losses, and fees paid to payment processors for funding transactions, along with chargebacks, fraud prevention, fraud management tools, and compliance tools. 2. Operating expenses are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. 1Q 26 Year-over-Year Change Performance Drivers RLTE as a % of Revenue1 RLTE 156 bps • Lower transaction expenses, reflecting improved network economics • Lower transaction losses as a % of send volume Non-GAAP Operating Expenses as a % of Revenue2 Marketing 67bps • Focused approach to customer acquisition • Brand marketing investments aiding word of mouth and unpaid acquisition CS 69 bps • Product improvements driving lower contact rates • Increasing automation, including AI-driven virtual assistant T&D 127bps • Improved efficiencies while continuing to invest in growth • Embedding agentic AI into product and engineering teams G&A 209 bps • Benefits of scale and AI driving improved operating leverage • Headcount rationalization part of a broader focus to drive efficiencies May 2026 / © 2026 Remitly Inc.

YoY Growth in Volume High Value Senders Mix increased 220 basis points YoY Customer Category Q1 2026 FY 2025 Core Senders 33% 34% High Value Senders 73% 68% Note: Core senders include customers sending less than $5,000. High value senders include customers sending $5,000 or more. Strong volume growth among High Value Senders 14 May 2026 / © 2026 Remitly Inc.

Note: $ and share count in millions. 1. Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, and free cash flow margin are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. 2. Outstanding shares reflect ending shares outstanding for the periods presented. 3. Operating Cash Flow for prior quarters have been reclassified in line with Q4 2025 change in presentation. Operating leverage drove strong growth in EBITDA, and Net Income Net Income Outstanding Shares2 Free Cash Flow1 Adjusted EBITDA1 FCF Margin 19% 11% 19% 20% 16% Adj. EBITDA Margin 16% 16% 15% 20% 22% Net Income Margin 3% 2% 2% 9% 11% YoY % Growth 6% 6% 6% 5% 3% Operating Cash Flow3 $81 $54 $90 $100 $82 15 May 2026 / © 2026 Remitly Inc.

Note: Year over year growth in net income in 2Q and full year 2026. This guidance is only effective as of the date given, May 6, 2026, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance. Distribution or reference of this deck following May 6, 2026, does not constitute re-affirming guidance. We cannot, without unreasonable effort, provide a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. 2026 and 2Q 2026 Outlook 2026 $1.960b - $1.975b 2026 Revenue, 20% to 21% YoY growth $370m - $385m 2026 Adjusted EBITDA 2Q 2026 $483m - $485m 2Q 2026 Revenue, 17-18% YoY growth $86m - $88m 2Q 2026 Adjusted EBITDA16 May 2026 / © 2026 Remitly Inc.

Q & A 17 May 2026 / © 2026 Remitly Inc.

Thank you.

Appendix 19 May 2026 / © 2026 Remitly Inc.

20 Non-GAAP Financial Measures May 2026 / © 2026 Remitly Inc. Some of the financial information and data contained in this presentation, such as Adjusted EBITDA, non-GAAP operating expenses, and free cash flow, have not been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. We believe that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Free cash flow is a key measure used by our management to understand the strength of our liquidity and available cash, and we believe that the presentation of this measure is useful because we are focused on growing our free cash flow generation over time. Free cash flow is not intended to represent the total increase or decrease in our cash balance for the period. Our non-GAAP financial measures may be different from non- GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with our financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP. We calculate Adjusted EBITDA as net income (loss) adjusted by (i) interest (income) expense, net, (ii) provision for income taxes, (iii) noncash charges of depreciation and amortization, (iv) other (income) expense, net, (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, (vi) noncash stock-based compensation expense, net, (vii) payroll taxes related to stock- based compensation expense, net, and (viii) certain restructuring and other costs. We calculate free cash flow as net cash provided by operating activities, adjusted for capitalized expenditures that include purchases of property and equipment and capitalized internal-use software. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net; (ii) payroll taxes related to stock-based compensation expense, net; (iii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment; as well as (iv) restructuring and other costs. We calculate revenue growth on a constant currency basis by translating current period GAAP revenue from foreign currency denominated subsidiary revenue at an exchange rate consistent with the prior period's average monthly rates, and then comparing it to the prior period reported GAAP revenue. Fluctuations in the United States Dollar compared to foreign currency resulted in an increase to revenue of approximately $11.4 million for the three months ended March 31, 2026, when compared to foreign currency rates in the prior period. On a constant currency basis, revenue would have been up 22% as compared to the same quarter in the prior year.

Reconciliation of net income to Adjusted EBITDA and calculation of Adjusted EBITDA margin (in thousands, except for percentages) 1Q 2026 4Q 2025 3Q 2025 2Q 2025 1Q 2025 21 Non-GAAP Reconciliation Net income $49,053 $41,216 $8,829 $6,536 $11,352 Add: Interest (income) expense, net 784 762 50 (411) (488) Provision for (benefit from) income taxes 3,022 (5,067) 3,594 1,578 3,590 Depreciation and amortization 6,199 6,878 6,434 6,326 5,396 Other (income) expense, net 881 1,904 (696) 6,940 (2,221) Donation of common stock 765 612 858 907 959 Stock-based compensation expense, net 27,536 41,282 39,974 38,066 35,792 Payroll taxes related to stock-based compensation expense, net 1,772 758 1,642 1,519 3,140 Restructuring and other costs 11,538 239 496 2,536 908 Adjusted EBITDA $101,550 $88,584 $61,181 $63,997 $58,428 Revenue $452,802 $442,177 $419,494 $411,852 $361,624 Adjusted EBITDA margin 22.4% 20.0% 14.6% 15.5% 16.2% Note: Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.May 2026 / © 2026 Remitly Inc.

Reconciliation of cash flows from operations to free cash flow and calculation of free cash flow margin (in thousands, except for percentages) 1Q 2026 4Q 2025 3Q 2025 2Q 2025 1Q 2025 22 Non-GAAP Reconciliation Net cash provided by operating activities1 $81,892 $99,909 $89,701 $54,689 $80,783 Less: Purchases of property and equipment (5,987) (6,361) (4,586) (7,869) (10,615) Capitalized internal-use software costs (3,199) (3,051) (3,326) (3,063) (2,949) Free cash flow $72,706 $90,497 $81,789 $43,757 $67,219 Revenue $452,802 $442,177 $419,494 $411,852 $361,624 Free cash flow margin 16.1% 20.5% 19.5% 10.6% 18.6% Note: Free cash flow margin is defined as free cash flow divided by revenue. 1. Beginning in the fourth quarter of 2025, the Company changed the presentation of certain cash activity related to customer funds assets and liabilities, which is comprised of disbursement prefunding, customer funds receivable, customer liabilities, and trade settlement liability included within the line item “Accrued expenses and other current liabilities” on the Consolidated Balance Sheets. Certain components of this activity were reclassified from cash flows from operating activities to cash flows from financing activities, reflected within the line item “Net change in customer funds assets and liabilities.” “Net cash provided by operating activities” for prior quarters have been reclassified in line with Q4 2025 change in presentation. May 2026 / © 2026 Remitly Inc.

Non-GAAP Reconciliation

Reconciliation of operating expenses to non-GAAP operating expenses *(in thousands)*	1Q 2026	4Q 2025	3Q 2025	2Q 2025	1Q 2025
Customer support and operations	$26,811	$27,193	$26,386	$25,074	$22,573
Excluding: Stock-based compensation expense, net	309	411	455	453	256
Excluding: Payroll taxes related to stock-based compensation expense, net	5	3	5	8	8
Excluding: Restructuring and other costs	1,644	-	-	-	-
Non-GAAP customer support and operations	$24,853	$26,779	$25,926	$24,613	$22,309
Marketing	$86,362	$92,800	$91,778	$84,976	$73,349
Excluding: Stock-based compensation expense, net	2,173	4,387	4,010	4,747	4,127
Excluding: Payroll taxes related to stock-based compensation expense, net	41	330	271	258	456
Excluding: Restructuring and other costs	1,709	-	35	175	490
Non-GAAP marketing	$82,439	$88,083	$87,462	$79,796	$68,276
Technology and development	$79,603	$82,139	$80,421	$77,496	$73,851
Excluding: Stock-based compensation expense, net	17,158	25,656	24,392	21,873	21,237
Excluding: Payroll taxes related to stock-based compensation expense, net	1,268	272	475	885	1,981
Excluding: Restructuring and other costs	3,463	-	171	1,382	-
Non-GAAP technology and development	$57,714	$56,211	$55,383	$53,356	$50,633
General and administrative	$55,147	$56,746	$55,973	$59,581	$52,829
Excluding: Stock-based compensation expense, net	7,896	10,828	11,117	10,993	10,172
Excluding: Payroll taxes related to stock-based compensation expense, net	458	153	891	368	695
Excluding: Donation of common stock	765	612	858	907	959
Excluding: Restructuring and other costs	4,722	239	290	979	418
Non-GAAP general and administrative	$41,306	$44,914	$42,817	$46,334	$40,585

23 May 2026 / © 2026 Remitly Inc.